UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
eFunds Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31951 (Commission File Number)	39-1506286 (IRS Employer Identification Number)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona	85253
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 480-629-7700
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Index to Exhibits
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Independent Director Deferred Compensation Program
On February 17, 2006, the Company’s Board of Directors amended the eFunds Corporation Non-Employee Directors Deferred Compensation Program (the “Director Deferred Compensation Program”). The purpose of the Director Deferred Compensation Program is to provide an opportunity for the Company’s independent Directors to defer payment of their Board retainers and to provide a vehicle for participating Directors to increase their ownership of common stock and thereby further align their interest in the long-term success of the Company with that of the Company’s stockholders. Under the Director Deferred Compensation Program, each independent Director could generally elect to receive his or her board and committee fees paid in the form of restricted stock units in lieu of cash (with each restricted stock unit being deemed to have a value equal to the fair market value of one share of common stock on the date of issuance of the restricted stock unit). Restricted stock units were previously credited to the individuals participating in the Director Deferred Compensation Program on a quarterly basis and vested and will be converted into shares of common stock (on a one-to-one basis) when the Director ceases to serve as a member of the Board. Each restricted stock unit receives dividend equivalent payments equal to any cash dividend payments on one share of common stock.
In May 2005, the Company suspended the granting of additional restricted stock units pursuant to the Director Deferred Compensation Program because it did not have sufficient restricted stock units available for issuance under its 2000 Stock Incentive Plan, as amended (the “Prior Stock Incentive Plan”). In connection with this suspension, the Company amended the Director Deferred Compensation Program to allow non-employee directors to defer payment of all or part of their retainer into a deferred cash account. Interest is credited to these accounts at a rate equal to the lesser of (i) four percent per annum and (ii) the one year federal rate. The balance of any deferred cash account will be paid to participating directors upon the cessation of their service on the Board.
Under the February 2006 amendment to the Director Deferred Compensation Program, if the Company’s stockholders approve a proposed new stock incentive plan at the 2006 annual meeting, these cash deferrals will be converted into restricted stock units to be issued under the new stock incentive plan, with imputed interest thereon being forfeited. The independent Directors (Messrs. Almeida and Lehmann) participating in the Director Deferred Compensation Program in 2006 have elected to have any fees payable to them during the portion of 2006 following any approval of the new stock incentive plan paid in the form of restricted stock units as described above. Beginning in 2007, the amended Program also allows participating Directors to elect to receive amounts deferred by them in installments, in a lump sum on a date other than their final day of service and, subject to certain limitations, during their term of office. Pay-out elections credited after January 1, 2007 may be changed at the election of the participating director under certain circumstances.
If the Company has sufficient restricted stock units available for such purpose, Directors participating in the Director Deferred Compensation Program during 2007 and thereafter must elect to have their deferrals credited in these types of units. The Compensation Committee of the Board has the discretion, subject to such additional terms and conditions as it may adopt, to permit participants in the Program to pay all or a portion of the taxes required to be paid upon the distribution of the amounts credited to their deferred stock accounts by electing to have the Company withhold a portion of the shares of the Company’s Common Stock otherwise issuable upon such distribution. The Program is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
Laura Jo De Cespedes Change in Control Agreement
The Company has entered into a Change in Control Agreement with Laura Jo De Cespedes, its Executive Vice President, Human Resources. This agreement is designed to diminish the distractions that could be caused by the personal uncertainties and risks associated with changes of control and other significant business combinations involving the Company by providing this officer with assurances regarding her compensation and benefits expectations under such circumstances.

Under the Change in Control Agreement, Ms. De Cespedes agrees to remain in the Company’s employ, and the Company agrees to continue to employ her, until the third anniversary following any “business combination” involving the Company. During that three-year period, Ms. De Cespedes is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by her during the 180 day period prior to the effective date of the change in control. Her base salary may not be reduced below that earned by her during the twelve month period preceding the effective date of the business combination. In determining any increase in her base salary during the three year period, Ms. De Cespedes is to be treated in a manner consistent with other peer executives. Ms. De Cespedes is also entitled to receive annual bonus payments, stock option grants and other benefits during the three year period on the same objective basis as other peer executives.
If, during the three year period, the Company terminates her employment other than for “cause” or “disability” or Ms. De Cespedes terminates her employment for “good reason” (all as defined in the agreements), she is entitled to a lump sum payment equal to the sum of any unpaid base salary, accrued vacation pay and any unpaid portions of incentive awards earned by her prior to the date of termination. In addition, she is entitled to receive a lump sum payment equal to two times the sum of her annual base salary and her historical or target incentive award, plus the amount that the Company would have contributed to the retirement plans in which she participated prior to her termination in respect of such sum. She is also entitled to the continuation of her medical, disability, life and other health insurance benefits for up to a three year period after a qualifying termination and to certain out-placement services.
All unvested options granted to Ms. De Cespedes vest and remain exercisable for the lesser of a five year period or their remaining term following a change in control of the Company and all other restricted shares and restricted stock units held by her under the Company’s stock incentive plans vest and are converted into shares of common stock on the date of any such event.
The agreement also provides that if any payment or benefit received or to be received by Ms. De Cespedes, whether or not pursuant to her Change in Control Agreement, would be subject to the federal excise tax on “excess parachute payments,” the Company will pay to her such additional amount as may be necessary so that she realizes, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.
Annual Option Grants
On February 16, 2006, the Compensation Committee of the Board of Directors granted options to purchase shares of the Company’s Common Stock to the following individuals under the eFunds Corporation 2000 Stock Incentive Plan:

Name	Number of Shares
Paul F. Walsh	177,000
George W. Gresham	35,000
Tommy L. Andrews	32,000
John B. (Jack) Benton	20,000
Steven F. Coleman	32,000
Laura Jo De Cespedes	32,000
Kathleen Flanagan	32,000
Rahul Gupta	40,000
Kay J. Nichols	32,000
Larence Park	25,000
Clyde L. Thomas	40,000

Richard J. Almeida	3,400
John J. (Jack) Boyle III	3,400
Janet M. Clarke	3,400
Richard J. Lehmann	3,400
Robert C. Nakasone	3,400
Sheila A. Penrose	3,400
Hatim A. Tyabyi	3,400

All of the foregoing options have an exercise price of $23.02 per share. The terms and conditions of the options granted to the Company’s executive officers (other than the options granted to Mr. Walsh) are set forth in the Company’s standard form of option agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The terms and conditions of Mr. Walsh’s award are substantially the same as those set forth in the option agreement, dated as of January 13, 2005, attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Each of the executive officers of the Company named above is a party to a Change in Control Agreement that provides for changes to the scheduled vesting and exercisability provisions of their options upon any change in control of the Company. The terms and conditions of the options granted to the Company’s independent Directors are set forth in Exhibit 10.3 to this Report.
Item 2.02. Results of Operations and Financial Condition.
The Company issued a press release dated February 22, 2006 regarding its results of operations for the quarter and year ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description	Method of Filing
10.1	Form of eFunds Corporation Stock Option Agreement	Filed herewith

10.2	Form of eFunds Corporation Restricted Stock Unit Award Agreement	Filed herewith

10.3	Form of Independent Director Stock Option Agreement	Filed herewith

99.1	Press release, dated February 22, 2006	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)
Date: February 22, 2006	/s/ George W. Gresham
Chief Financial Officer
(Principal Financial and Accounting Officer)

Index to Exhibits

Exhibit No.	Description	Page Number
10.1	Form of eFunds Corporation Stock Option Agreement

10.2	Form of eFunds Corporation Restricted Stock Unit Award Agreement

10.3	Form of Independent Director Stock Option Agreement

99.1	Press release, dated February 22, 2006